                                     EXHIBIT 4.4

                                       FORM OF
                               COMMON STOCK AND WARRANT
                                  PURCHASE AGREEMENT


    THIS AGREEMENT ("Agreement") is made as of the ____ day of ______________, 1996 (the "Effective Date"), by and among BIOCIRCUITS CORPORATION, a Delaware corporation with its principal place of business at 1324 Chesapeake Terrace, Sunnyvale, California 94089 (the "Company"), Pacific Growth Equities, Inc. (the "Placement Agent") and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as EXHIBIT A hereto. Such persons and entities are hereinafter collectively referred to herein as "Purchasers" and each individually as a "Purchaser."

                                      AGREEMENT

    In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Placement Agent and each Purchaser (severally and not jointly) hereby agree as follows:

    SECTION 1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has or before the Closing (as defined below) will have authorized the sale and issuance of (a) up to 1,775,000 shares of its Common Stock (the "Common Stock"), (b) Warrants, each in substantially the form attached hereto as EXHIBIT B (each a "Warrant" and collectively the "Warrants"), to purchase up to 887,500 shares the "Warrant Shares") of the Company's Common Stock, and (c) Warrants to purchase up to 142,000 shares of the Company's Common Stock for delivery to the Placement Agent (the "PGE Warrants"). The shares of Common Stock sold hereunder and the Common Stock issuable upon exercise of the Warrants and the PGE Warrants together shall be referred to herein as the "Shares." The Shares, the Warrants and the PGE Warrants shall be referred to herein as the "Securities."

    SECTION 2.     AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

    2.1  SALE OF UNITS.

         (a) At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, at a purchase price of seven dollars ($7.00) per "Unit," the number of Units set forth next to such Purchaser's name on the Schedule of Purchasers attached hereto as EXHIBIT A (the "Schedule of Purchasers"). As used herein, a Unit is comprised of (i) two shares of Common Stock, and (ii) one warrant to purchase one share of Common Stock.

    2.2 SEPARATE AGREEMENT. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Units that appear on EXHIBIT A hereto and that relate to such


                                          1.

Purchaser. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Units to each of the Purchasers is a separate sale.

    SECTION 3.     CLOSING AND DELIVERY.

    3.1 CLOSING. The Closing of the purchase and sale of the Units pursuant to this Agreement (the "Closing") shall be held as soon as practicable after the effectiveness of the Registration Statement, as set forth in Section 9.1(a) hereof, to be filed with the Securities and Exchange Commission (the "SEC" or "Commission"), and satisfaction or waiver of all other conditions to Closing, at the offices of Cooley Godward LLP, 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, California, or on such other date and place as may be agreed to by the Company and the Purchasers.

    The Company shall give at least three (3) business days prior written notice to the Purchasers, in a manner provided for in Section 11 hereof, of the date, time and location of the Closing. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the "Closing Date").

    3.2 DELIVERY OF THE UNITS AT THE CLOSING. At the Closing, the Company shall deliver to each Purchaser stock certificates and Warrants registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of shares of Common Stock and Warrants to be purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers. The name(s) in which the stock certificates and Warrants are to be issued to each Purchaser are set forth in the Stock Certificate and Warrant Questionnaire in the form attached hereto as APPENDIX I, as completed by each Purchaser. Also at the Closing, the Company shall deliver to the Placement Agent the PGE Warrants.

    SECTION 4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

    Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT C, the Company hereby represents and warrants to, and covenants with, the Purchasers and the Placement Agent as follows:

    4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is currently being conducted.

    4.2 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company's execution, delivery and performance of this Agreement have been duly authorized under Delaware law by all requisite corporate action by the Company, and will not violate any law or the Company's Amended and Restated Certificate of Incorporation or Bylaws of the Company or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or


                                          2.

lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company. Upon the execution and delivery, and assuming the valid execution and delivery of this Agreement by each of the Purchasers, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 10.4 hereof may be legally unenforceable.

    4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES AND THE WARRANTS. When issued and paid for in accordance with this Agreement or the applicable form of Warrant, the Securities will be validly issued and outstanding, fully paid and non-assessable, and will be issued in compliance with all applicable federal and state securities laws and the applicable rules of the National Association of Securities Dealers.

    4.4 ADDITIONAL INFORMATION. The Company represents and warrants that the information contained in the following documents, which the Company has furnished to the Purchasers, or will furnish if requested by the Purchasers prior to the Closing, is or will be true and correct in all material respects as of their respective filing dates:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (without exhibits unless specifically requested);

         (b) the Company's Quarterly Reports on Form 10-Q required to be filed with the SEC for the three-month periods ended March 31, 1996 and June 30, 1996 (without exhibits unless specifically requested);

         (c) the Company's Current Reports on Form 8-K filed with the SEC since December 31, 1995, if any; and

         (d) Notice of Annual Meeting and Proxy Statement for the Company's 1996 Annual Meeting of Stockholders.

    4.5 NO MATERIAL CHANGE. As of the date hereof, there has been no material adverse change in the financial condition or results of operations of the Company since June 30, 1996, except that the Company continues to incur losses.

    4.6  SEC REPORTS.

         (a) The Company has filed with the Commission all reports ("SEC Reports") required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange


                                          3.

Act"). All of the SEC Reports filed by the Company comply in all material respects with the requirements of the Exchange Act. None of the SEC Reports contains, as of the respective dates thereof, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. All financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated ("GAAP"). Each balance sheet presents fairly in accordance with GAAP the financial position of the Company as of the date of such balance sheet, and each statement of operations, of stockholders' equity and of cash flows presents fairly in accordance with GAAP the results of operations, the stockholders' equity and the cash flows of the Company for the periods then ended.

         (b) No event has occurred since June 30, 1996 requiring the filing of an SEC Report that has not heretofore been filed and furnished to the Purchasers.

         (c) The SEC Reports and this Agreement taken together as a whole will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (other than information relating to the Placement Agent furnished by the Placement Agent expressly for use in the Agreement as to which the Company makes no representation or warranty).

    4.7 MAINTENANCE OF LISTING. For so long as the Company is obligated to keep in effect the Registration Statements provided under Section 9 hereof, the Company will use its reasonable best efforts to maintain its listing on The National Market of The Nasdaq Stock Market or a national securities exchange, as defined in the Exchange Act.

    4.8 NO WAIVER OF CONDITION TO CLOSING WITHOUT CONSENT OF PLACEMENT AGENT. The Company covenants to the Placement Agent that it will not waive the condition to closing set forth herein at Section 7.2 as to any Purchaser without the prior written consent of the Placement Agent.

    SECTION 5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

    Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

         (a) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of such Purchaser's purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with such Purchaser's purchaser


                                          4.

representative, all information Purchaser deems relevant in making an informed decision to purchase the Securities.

         (b) Purchaser is acquiring the Securities being acquired by Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with
Section 5(c).

         (c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), applicable blue sky laws, and the rules and regulations promulgated thereunder.

         (d) Purchaser has completed or caused to be completed the Stock Certificate and Warrant Questionnaire and the Registration Questionnaire, attached hereto as APPENDIX I and APPENDIX II, respectively, for use in preparation of the Registration Statements to be filed by the Company, and the answers thereto are true and correct to the best knowledge of Purchaser as of the date hereof and will be true and correct as of the effective date of the applicable Registration Statement (provided that Purchaser shall be entitled to update such information by providing notice thereof to the Company prior to the effective date of such Registration Statement).

         (e) Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the information delivered to Purchaser as described in Sections 4.4 and 5(a) above and the representations and warranties of the Company contained herein.

         (f) Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         (g) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 9.3 hereof may be legally unenforceable.


                                          5.

For purposes of this Section 5, the term "Purchaser" shall also refer to the Placement Agent with respect to the Placement Agent's acquisition of the PGE Warrants and the underlying Warrant Shares.

    SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the securities being purchased and the payment therefor.

    SECTION 7. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to complete the sale and issuance of the Securities and deliver shares of Common Stock and Warrants to each Purchaser, individually, as set forth in the Schedule of Purchasers shall be subject to the following conditions to the extent not waived by the Company:

    7.1 RECEIPT OF PAYMENT. The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the purchase price for the number of Units being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

    7.2 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement filed by the Company pursuant to Section 9 shall have become effective, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

    7.3 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

    7.4 COVENANTS PERFORMED. All covenants, agreements and conditions contained herein to be performed by such Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

    SECTION 8. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Each Purchaser's obligation to accept delivery of the Units and to pay for the securities evidenced thereby shall be subject to the following conditions to the extent not waived by such Purchaser:

    8.1 REGISTRATION STATEMENT EFFECTIVE. The Registration Statement required pursuant to Section 9 shall have become effective no later than the close of business on November 25, 1996; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.


                                          6.

    8.2 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the Closing Date.

    8.3 COVENANTS PERFORMED. All covenants, agreements and conditions contained herein to be performed by the Company shall have been performed or complied with in all material respects.

    8.4 LEGAL OPINION. Purchasers shall have received from Cooley Godward LLP, counsel to the Company, an opinion letter addressed to the Purchasers, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchasers.

    SECTION 9.     REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES
                   ACT.

    9.1 REGISTRATION PROCEDURES AND EXPENSES. The Company is obligated to do the following:

         (a) As soon as practicable following the Effective Date, the Company shall prepare and file with the Commission one or more registration statements in order to register with the Commission the sale by the Purchasers, from time to time, of the Shares through Nasdaq or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately-negotiated transactions (a "Registration Statement").

         (b) The Company shall use reasonable best efforts to prepare and file with the Commission (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC Reports and (iii) such other filings required by the Commission, as may be necessary to keep the Registration Statement continuously effective until the second anniversary of the first date on which no Warrants remain unexercised or unexpired; provided, however, that in the event of a Suspension Period (as defined below), the Company shall extend the period of effectiveness of such Registration Statement by the aggregate number of days of each such Suspension Period. The Company may suspend use of the prospectus when it deems necessary, in its reasonable judgment, until such time as the Company subsequently authorizes use of the prospectus (each such period, a "Suspension Period").
Upon the declaration of a Suspension Period, the Company shall use reasonable best efforts to end the Suspension Period as quickly as possible. Notwithstanding the foregoing, the Company shall not allow a Suspension Period to continue for more than 60 days unless the Company shall deliver to the Purchasers a second notice, which shall have the effect of extending the Suspension Period by up to an additional 30 days. In no event shall the Company extend a Suspension Period beyond such 90 day period. The Company shall not under any circumstances be entitled to exercise its rights under this subparagraph to effect a Suspension Period more than two times in any 12 month period. Each Purchaser agrees that such Purchaser will not sell any Shares pursuant to the prospectus beginning at the time the Company gives such Purchaser notice of the suspension of the prospectus and ending at the time the Company gives


                                          7.

such Purchaser notice of the termination of the Suspension Period. Each Purchaser further agrees to promptly notify the Company of the sale of all of such Purchaser's Securities.

         (c) In order to facilitate the public sale or other disposition of all or any of the shares by each Purchaser, the Company shall furnish to each Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses and preliminary prospectuses as such Purchaser reasonably requests in conformity with the requirements of the Securities Act.

         (d) The Company shall file documents required of the Company for normal blue sky clearance in states specified in writing by each Purchaser; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

         (e) Other than fees and expenses, if any, of counsel or other advisers to the Purchasers, which fees and expenses shall be borne by the Purchasers except as provided under Section 12.8 below, the Company shall bear all expenses (exclusive of underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (d) of this Section 9.1.

    For purposes of this Section 9.1, the term "Purchaser" shall also refer to the Placement Agent.

    9.2 TRANSFER OF SECURITIES AFTER REGISTRATION. Each Purchaser agrees that such Purchaser will not effect any disposition of the Shares or the Warrants that would constitute a sale within the meaning of the Securities Act, except:

              (i) pursuant to the Registration Statement, in which case such Purchaser shall submit the certificates evidencing the Shares to the transfer agent accompanied by a separate "Purchaser's Certificate" (A) in the form of Appendix III attached hereto, (B) executed by such Purchaser or by an officer of, or other authorized person designated by, such Purchaser, and (C) to the effect that (1) the Shares have been sold in accordance with the Registration Statement and (2) the requirement of delivering a current prospectus has been satisfied; or

              (ii) in a transaction exempt from registration under the Securities Act, in which case such Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

    For purposes of this Section 9.2, the term "Purchaser" shall also refer to the Placement Agent.

    9.3 INDEMNIFICATION. As used in this Section 9.3 the following terms shall have the following respective meanings:


                                          8.

         (a) "Selling Stockholder" shall mean a Purchaser of Securities under this Agreement, including the Placement Agent, and any transferee of such a Purchaser who is entitled to resell Shares pursuant to the Registration Statement;

         (b) "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.1; and

         (c) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    The Company agrees to indemnify and hold harmless each Selling Stockholder and the Placement Agent from and against any losses, claims, damages or liabilities to which such Selling Stockholder or the Placement Agent may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Stockholder or the Placement Agent for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Company shall not be liable to such Selling Stockholder or the Placement Agent in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder or the Placement Agent, respectively, specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder or the Placement Agent, respectively, to comply with the covenants and agreements contained in Section 9.1 or 9.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder or the Placement Agent, respectively, prior to the pertinent sale or sales by the Selling Stockholder or the Placement Agent, respectively.

    Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in
Section 9.1 or 9.2 hereof respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of


                                          9.

the Registration Statement, and such Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED that in no event shall any indemnity by a Purchaser under this Section 9.3 exceed the gross proceeds received by such Purchaser from the sale of Shares covered by such Registration Statement.

    The Placement Agent agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 9.1 or 9.2 hereof respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Placement Agent specifically for use in preparation of the Registration Statement, and the Placement Agent will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED that in no event shall any indemnity by the Placement Agent under this Section 9.3 exceed the gross proceeds received by the Placement Agent from the sale of Shares covered by such Registration Statement.

    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; PROVIDED, HOWEVER, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; PROVIDED, HOWEVER, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

    9.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 4, Section 5 or this Section 9 upon the transferability of the Shares shall cease and


                                         10.

terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

    9.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchasers or the Placement Agent, the Company will furnish to the Purchasers and the Placement Agent:

         (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted auditing standards certified by a national firm of certified public accountants); (ii) its Annual Report on Form 10-K; (iii) its quarterly reports on Form 10-Q (the foregoing, in each case, excluding exhibits); and (iv) its current reports on Form 8-K, if any;

         (b) upon the request of any Purchaser or the Placement Agent, all exhibits excluded by the parenthetical to subparagraph (a)(iii) of this
Section 9.5, in the form generally available to the public; and

         (c) upon the reasonable request of any Purchaser or the Placement Agent, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses.

    9.6 MARKET STAND-OFF. If requested by the underwriters in any proposed underwritten public offering by the Company of Common Stock, Purchasers and the Placement Agent, or any assignees thereof or transferees who are affiliates thereof, will not sell any of the Securities for up to 90 days following the effective date of the registration statement relating to such public offering.

    9.7 CHANGES IN PURCHASER INFORMATION. Each Purchaser agrees to promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Purchaser or such Purchaser's plan of distribution set forth in such Registration Statement. The Placement Agent agrees to promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Placement Agent or its plan of distribution set forth in such Registration Statement.

    SECTION 10. BROKER'S FEE. The Company and each Purchaser (severally and not jointly) hereby represent that, except for amounts to be paid to the Placement Agent by the Company as described in Section 12.8 hereof, there are no brokers or finders entitled to compensation in connection with the sale of the Units, and shall indemnify each other for any such fees for which they are responsible.


                                         11.

    SECTION 11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

         (a)  if to the Company, to:

                   Biocircuits Corporation
                   1324 Chesapeake Terrace
                   Sunnyvale, California  94089
                   Attention:  Chief Executive Officer
                   Facsimile:  (408) 752-8792

         with a copy so mailed to:

                   Cooley Godward LLP
                   Five Palo Alto Square, 4th Floor
                   Palo Alto, California 94306
                   Attention:  Deborah A. Marshall, Esq.
                   Facsimile:  (415) 857-0663

         or to such other person at such other place as the Company shall designate to the Purchasers and the Placement Agent in writing; and

         (b) if to the Purchasers or the Placement Agent, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

    SECTION 12.    MISCELLANEOUS.

    12.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares.

    12.2 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

    12.3 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and


                                         12.

performed entirely in California by California residents, without regard to conflicts of law principles.

    12.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

    12.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    12.7 ENTIRE AGREEMENT. This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

    12.8 PAYMENT OF FEES AND EXPENSES. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby (the "Offering"); PROVIDED, that the Company shall reimburse the Placement Agent for all reasonable out-of-pocket expenses incurred by the Placement Agent in connection with the Offering and the reasonable fees and expenses of Howard, Rice, Nemerovski, Canady, Falk & Rabkin in connection with its acting as counsel to the Placement Agent. The fees and expenses of the Placement Agent for which the Company shall be liable hereunder shall in no event exceed $50,000 in the aggregate. Purchasers acknowledge that the Placement Agent will receive a commission equal to $0.35 per Unit sold in the Offering and will be entitled to receive a warrant to purchase the number of shares of the Company's Common Stock equal to sixteen percent (16%) of the number of Units sold in the Offering upon substantially the same terms and conditions as the Warrants; PROVIDED, HOWEVER, that the PGE Warrants will contain a cashless exercise provision. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


                                         13.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


COMPANY:                                         PLACEMENT AGENT:


BIOCIRCUITS CORPORATION                     PACIFIC GROWTH EQUITIES, INC.

                                            By:
                                               ---------------------------

By:
   ---------------------------
    Donald B. Hawthorne                     Name:
    Chief Financial Officer                      -------------------------

                                            Title:
Address:      1324 Chesapeake Terrace             ------------------------
              Sunnyvale, CA  94089
                                            Address:  353 Sacramento Street
Facsimile:    (408) 752-8792                          16th Floor
                                                      San Francisco, CA 94111


                     COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                      EXHIBIT A

                                SCHEDULE OF PURCHASERS

                                      EXHIBIT B

                                   FORM OF WARRANT


                                         16.

                                      EXHIBIT C

                                SCHEDULE OF EXCEPTIONS

    THE INCLUSION OF ANY MATTER AS PART OF THIS SCHEDULE SHOULD NOT BE INTERPRETED AS INDICATING THAT THE COMPANY HAS DETERMINED THAT SUCH MATTER IS NECESSARILY MATERIAL TO THE PURCHASER.


                              SECTIONS 4.4; 4.5; AND 4.6

               ADDITIONAL INFORMATION; NO MATERIAL CHANGE; SEC REPORTS

    The Company recently determined that certain of its year-to-date product sales were contingent sales. In light of the contingent nature of such sales, the Company will increase its reserves up to $68,000 for the quarter ending September 30, 1996 as necessary to account for any contingent amounts still outstanding.

    The Company is currently negotiating with Beckman Instruments, Inc. ("Beckman") to eliminate Beckman's right to convert its convertible promissory note into equity under the terms of this financing, and to provide Beckman with certain registration rights.

                                                                      APPENDIX I

                               BIOCIRCUITS CORPORATION
                     STOCK CERTIFICATE AND WARRANT QUESTIONNAIRE


    Pursuant to Section 3 of the Agreement, please provide us with the following information:


1. The exact name that your Shares and Warrants are to be registered in (this is the name that will appear on your stock certificate(s) and warrant(s)). You may use a nominee name if appropriate:

                                               -------------------------------

2. The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

                                               -------------------------------

3. The mailing address of the Registered Holder listed in response to item 1 above:

                                               -------------------------------

                                               -------------------------------

                                               -------------------------------

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in the response to item 1 above:

                                               -------------------------------


                                            Signature:
                                                         ---------------------
                                            Print Name:
                                                         ---------------------
                                            Title:
                                                         ---------------------

                                                                     APPENDIX II

                               BIOCIRCUITS CORPORATION
                         REGISTRATION STATEMENT QUESTIONNAIRE

    In connection with the preparation of the Registration Statement, please provide us with the following information:

    1. Please state your or your organization's name exactly as it should appear in the Registration Statement:


    2.   Please provide the following information, as of September 24, 1996:

           (1)                                      (2)
                                       Number of shares, if any, which
                                       will be owned after completion
    Number of Shares                          of sale of Shares
  which are being included                     included in the
in the Registration Statement               Registration Statement
-----------------------------          --------------------------------


    3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Proxy Statement in connection with the Company's 1996 Annual Meeting of Stockholders?

                   Yes            No
                      ---            ---

    If yes, please indicate the nature of any such relationships:
                                                                 --------------

--------------------------------------------------------------------------------

                                  Signature:
                                               ---------------------------------

                                  Print Name:
                                               ---------------------------------

                                  Title:
                                               ---------------------------------

                                                                    APPENDIX III


                      PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

    The undersigned, an officer of, or other person duly authorized
by                                                                 hereby
   ---------------------------------------------------------------
        [fill in official name of individual or institution]

certifies that he/she is the Purchaser of the Shares evidenced by the attached
stock certificate(s) and as such, sold such Shares on                        in
                                                      ----------------------
                                                            [date]
accordance with registration statement number ______________________________
    [fill in the number of or otherwise identify registration statement]

and the requirement of delivering a current prospectus and current annual, quarterly and reports (Forms 10-K, 10-Q, and 8-K) by the Company has been complied with in connection with such sale.

PRINT OR TYPE:

Name of Purchaser (Individual or Institution):
                                             ----------------------------------

Name of Individual representing Purchaser
(if an Institution):
                                             ----------------------------------

Title of Individual representing Purchaser
(if an Institution):
                                             ----------------------------------


SIGNATURE BY:

Individual Purchaser or Individual
representing Purchaser:
                                             ----------------------------------

                               BIOCIRCUITS CORPORATION

                               COMMON STOCK AND WARRANT
                                  PURCHASE AGREEMENT

NOTICE TO PURCHASERS IN ALL STATES:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FLORIDA PURCHASERS:

THE SECURITIES REFERRED TO HEREIN MAY BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER Section 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

                                  TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.    AUTHORIZATION OF SALE OF THE SECURITIES.......................  1

SECTION 2.    AGREEMENT TO SELL AND PURCHASE THE SECURITIES.................  1
    2.1       Sale of Units.................................................  1
    2.2       Separate Agreement............................................  1

SECTION 3.    CLOSING AND DELIVERY..........................................  2
    3.1       Closing.......................................................  2
    3.2       Delivery of the Units at the Closing..........................  2

SECTION 4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY......  2
    4.1       Organization and Qualification................................  2
    4.2       Due Execution, Delivery and Performance of the Agreements.....  2
    4.3       Issuance, Sale and Delivery of the Shares and the Warrants....  3
    4.4       Additional Information........................................  3
    4.5       No Material Change............................................  3
    4.6       SEC Reports...................................................  3
    4.7       Maintenance of Listing........................................  4
    4.8       No Waiver of Condition To Closing Without Consent of
              Placement Agent...............................................  4

SECTION 5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS...  4

SECTION 6.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS........  6

SECTION 7.    CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING............  6
    7.1       Receipt of Payment............................................  6
    7.2       Registration Statement Effective..............................  6
    7.3       Representations and Warranties Correct........................  6
    7.4       Covenants Performed...........................................  6

SECTION 8.    CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING..........  6
    8.1       Registration Statement Effective..............................  6
    8.2       Representations and Warranties Correct........................  7
    8.3       Covenants Performed...........................................  7
    8.4       Legal Opinion.................................................  7

SECTION 9.    REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT. 7
    9.1       Registration Procedures and Expenses..........................  7


                                          i.

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE

    9.2       Transfer of Securities After Registration.....................  8
    9.3       Indemnification...............................................  8
    9.4       Termination of Conditions and Obligations..................... 10
    9.5       Information Available......................................... 11
    9.6       Market Stand-Off.............................................. 11
    9.7       Changes in Purchaser Information.............................. 11

SECTION 10.   BROKER'S FEE.................................................. 11

SECTION 11.   NOTICES....................................................... 12

SECTION 12.   MISCELLANEOUS................................................. 12
    12.1      Waivers and Amendments........................................ 12
    12.2      Headings...................................................... 12
    12.3      Severability.................................................. 12
    12.4      Governing Law................................................. 12
    12.5      Counterparts.................................................. 13
    12.6      Successors and Assigns........................................ 13
    12.7      Entire Agreement.............................................. 13
    12.8      Payment of Fees and Expenses.................................. 13

ATTACHMENTS:

Exhibit A     -    Schedule of Purchasers
Exhibit B     -    Form of Warrant
Exhibit C     -    Schedule of Exceptions
Appendix I    -    Stock Certificate and Warrant Questionnaire
Appendix II   -    Registration Statement Questionnaire
Appendix III  -    Purchaser's Certificate of Subsequent Sale

                                         ii.